CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Reports to Shareholders," "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A No. 2-85229) of Neuberger&Berman Income Funds, and to the incorporation by reference of our reports dated December 5, 1997 on Neuberger&Berman Municipal Money Fund, Neuberger&Berman Municipal Securities Trust, Neuberger&Berman Government Money Fund, Neuberger&Berman Cash Reserves, and Neuberger&Berman Limited Maturity Bond Fund, five of the series comprising Neuberger&Berman Income Funds, and on Neuberger&Berman Municipal Money Portfolio, Neuberger&Berman Municipal Securities Portfolio, Neuberger&Berman Government Money Portfolio, Neuberger&Berman Cash Reserves Portfolio, and Neuberger&Berman Limited Maturity Bond Portfolio, five of the series comprising Income Managers Trust, included in the 1997 Annual Report to Shareholders of Neuberger&Berman Income Funds.



                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP


Boston, Massachusetts
February 25, 1998